MEMORANDUM
                                   401(K) SAVINGS PLAN


     Date:   December 5, 1995

     To: All Participants in the Revco D.S., Inc. 401(k) Savings Plan (the 'Plan') whose Accounts are Credited with
             Shares of Stock of Revco D.S., Inc. (the 'Company')

     Re:     Tender Offer Information and Direction Form


          The Northern Trust Company serves as Trustee of the above referenced Plan in which you are a Participant. We are writing this letter to all Plan Participants who have shares of the Company's stock credited to their accounts in connection with the recently announced tender offer for shares of the Company's stock by Ocean Acquisition Corporation, a wholly owned subsidiary of Rite Aid Corporation (the `Offer').

          In general, the Plan and related Trust Agreement provide that Plan Participants whose accounts are credited with shares of the Company's stock may direct the Trustee how to respond to tender or exchange offers. Therefore, enclosed for your review is the Information that is being sent to the Company's stockholders concerning the Offer. These materials include a sample letter of transmittal (on blue paper) for reference only. Please do not complete or return any part of the letter of transmittal.

          Also enclosed is a direction form, printed on beige paper, by which you may indicate how you wish to direct the Trustee to respond to the Offer with respect to the shares of the Company's stock credited to your account. Your direction form should be returned in the enclosed envelope. In order for the shares of the Company's stock credited to your account to be tendered in the Offer, your direction form must be received by the Trustee's tabulating agent no later than 5:00 p.m. New York City time on Friday, December 29, 1995. In the event the Offer is extended, the time to tender the shares of the Company's stock credited to your account will also be extended. All directions received from Participants will be kept strictly confidential.

          Please be aware that any Plan actions (such as investment election changes, loans, or withdrawals) taken by you prior to the tender deadline which reduce the number of Company shares credited to your account will also reduce the number of shares available for you to tender.

          If you currently own shares of the Company's stock outside the Plan, you should be receiving separate materials containing instructions on how to respond to the Offer as to those shares. The enclosed direction form may only be used to direct shares of the Company's stock credited to your account in the Plan.

                                               Sincerely,
                                               THE NORTHERN TRUST COMPANY
                                                AS TRUSTEE OF THE REVCO
                                                D.S., INC. 401(k) SAVINGS PLAN




                                      DIRECTION FORM

     To:
     The Northern Trust Company
     Box 1997 G.P.O.
     New York, N.Y. 10117-0024

     Pursuant to the Revco D.S., Inc. 401(k) Savings Plan (the 'Plan') and related Trust Agreement, I hereby direct that you take the following action with respect to the shares of Revco D.S., Inc. stock credited to my account in the Plan, in connection with the tender offer by Ocean Acquisition Corporation, a wholly owned subsidiary of Rite Aid
     Corporation:

                   / /  Tender all of such shares.

                   / /  Tender ______________________ (insert number) of
                         such shares only, and do not tender the remaining shares.

                   / /  Do not tender any such shares.

     I hereby acknowledge that I am a Participant in the Plan and that I have received a copy of the Offer to Purchase and related tender offer materials dated December 4, 1995.


     -----------------------------------------------------
     -----------------------------------------------------
                              Date
             Signed


     YOUR DIRECTION FORM SHOULD BE RETURNED IN THE ENCLOSED ENVELOPE. IT MUST BE RECEIVED NO LATER THAN 5:00 P.M. NEW YORK CITY TIME ON FRIDAY, DECEMBER 29,1995.